Form 8-K for FIRST CHESAPEAKE FINANCIAL CORP filed on April 14, 1999




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) April 13, 1999


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                     0-21912               54-1624428
(State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)               File Number)        Identification No.)

               12 OREGON AVENUE, PHILADELPHIA, PENNSYLVANIA 19148
                   (Address of principal executive offices)


Registrant's telephone number, including area code   (215) 755-5691


(Former name or former address, if changed since last report.) Not applicable

ITEM 5. OTHER EVENTS

FOR IMMEDIATE RELEASE                                         April 14, 1999

First Chesapeake Announces Purchase of Former Director's Stock

PHILADELPHIA, PA - First Chesapeake Financial Corporation (the "Company"; OTC Bulletin Board: FCFK) today announced a definitive option agreement to purchase a substantial block of common stock held by a former Director of the Company.

Hampton Financial Services, Inc., an entity controlled by Mark Mendelson, Chairman of the Board of Directors and Chief Executive Officer, or its designee has entered into a definitive option agreement to purchase 450,000 shares of common stock from John E. Dell. These shares represent over 6% of the Company's fully diluted common stock.

Mr. Dell was a Director of First Chesapeake in 1992 at which time he purchased 1,000,000 shares of the Company's common stock with attached warrants (since expired). In 1994, Mr. Dell entered into a liquidating trust agreement whereby he sold 550,000 shares of common stock and granted an irrevocable proxy to vote his remaining 450,000 shares to Max E. Gray, the former President of the Company. This liquidating trust was established to, among other things, expedite the approval of the Company's licensing application under the Virginia Mortgage Lender and Broker Act. Effective January 1, 1998, following Mr. Gray's resignation from the Company, the Board of Directors appointed Mark Mendelson to replace Mr. Gray as holder of the proxy.

This block of stock represents the last remaining shares held by former management and/or Directors of the Company. First Chesapeake was formed in 1992 and closed in 1997 following several years of unprofitable operations. The Company is currently building a fully integrated mortgage origination organization through acquisition of smaller, privately held companies. It is First Chesapeake's goal to develop a vertically integrated company that can provide mortgage origination, homeowner's insurance, title insurance, home warranties, among other financial services, both direct and through the Internet shortly.

"By facilitating the removal of this last vestige of the Company's former management, we believe that First Chesapeake is now well positioned to move forward with its strategic plan and maximize the value of the company to its shareholders", said Mr. Mendelson. "We have undergone a dramatic transformation
- within the last twelve months, First Chesapeake has gone from being a dormant shell without direction or leadership to a company with a strategic plan and goal to become a competitive force within the financial services industry."

The Company is engaged primarily in the residential and commercial mortgage banking business at both the wholesale and retail levels. First Chesapeake's operational headquarters are at 8551 W. Sunrise Boulevard, Plantation, FL 33322. Further information may be obtained by calling Les Salzman, President at (954) 385-8400 or by fax to (954) 474-2438.

Statements in the press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. There can be no such assurance that such factors will not affect the accuracy of such forward-looking statements, and the Company assumes no obligation to update the information in this release.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             FIRST CHESAPEAKE FINANCIAL CORPORATION

Date: April 14, 1999                By: Mark Mendelson
                                        ---------------------------------------
                                        Mark Mendelson, Chief Executive Officer

                                    By: Richard N. Chakejian, Jr.
                                        -----------------------------------
                                        Richard N. Chakejian, Jr. President

                                    By: Mark E. Glatz
                                        -----------------------------------
                                        Mark E. Glatz, Chief Financial Officer